ESCROW AGREEMENT

         THIS AGREEMENT, dated as of October __, 1997, is made by and among CAPITAL PREFERRED YIELD FUND - V, L.P., a Delaware limited partnership (the "Partnership"), CAI EQUIPMENT LEASING VI CORP., a Colorado corporation, the general partner of the Partnership (the "General Partner"), CAI SECURITIES CORPORATION, a California corporation (the "Selling Agent") and Bank One,
Colorado, N.A., a national banking association (the "Agent"). All terms not otherwise defined herein shall have the meaning set forth in Article One of the Partnership's Amended and Restated Agreement of Limited Partnership, as set forth in Exhibit A to the Prospectus (as defined below).

                                    Recitals

         A. The Partnership proposes to offer for sale a maximum of 500,000 units of Class A Limited Partnership Interest (the "Units") at a price of $100 per Unit, with a minimum subscription of ten Units for Individual Retirement Accounts, Keogh Plans and Employee Benefit Plans, and twenty-five Units for all other investors, with additional purchases in multiples of one Unit, pursuant to a registration statement on Form S-1 (Registration No. __________) filed with the Securities and Exchange Commission (the "Registration Statement").

         B. Each subscriber (a "Subscriber") will be required either to (i) execute and deliver a Subscription Agreement (the "Subscription Agreement"), in the form set forth as Exhibit C to the Prospectus contained in the Registration Statement (the "Prospectus") (a copy of which Prospectus will be delivered to the Agent upon effectiveness of the Registration Statement with the Securities and Exchange Commission), or (ii) otherwise agree to the terms of such Subscription Agreement in accordance with the terms thereof, and in either case to make a contribution of $100 for each Unit subscribed for (a "Contribution").

         C. All Contributions received from Subscribers prior to the Closing will be placed immediately into a segregated interest-bearing account (the "Escrow Account") with the Agent until such time as the release or return of the Contributions is required pursuant to Section 4.

         D. The Partnership desires the Agent to hold all Contributions in the Escrow Account.

         E. The Partnership and Agent agree and intend that the duties and obligations of the Agent are only those specifically set forth in this Agreement.

                                    Agreement

         In consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Partnership, the General Partner, the Selling Agent and the Agent hereby agree, for the benefit of the Partnership and the Subscribers, as follows:

         1. Appointment of Agent. The parties hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein and the Agent hereby accepts such appointment.

         2. Escrow. Prior to the Closing, Contributions will be made by Subscribers in the form of checks payable to "Capital Preferred Yield Fund - V, L.P., Escrow Account." Contributions shall be promptly transmitted by the broker-dealers who have executed the Selling Dealer Agreement (the "Selling Dealers") to the Agent for deposit into the Escrow Account. All Contributions deposited into the Escrow Account and not yet released to the Partnership in accordance with this Agreement are hereinafter referred to as "Escrowed Contributions." Each transmittal for deposit into the Escrow Account shall be accompanied by: (i) a "batch sheet" showing the total Contributions contained in such transmittal and the total Contributions deposited into escrow to date; and
(ii) a Subscription Agreement executed by the Subscriber or the Selling Dealer (including a Form W-9 for the Subscriber).

         3. Investment of Escrowed Contributions. The Agent shall invest the Escrowed Contributions for the benefit of the Subscribers in bank accounts, including savings accounts and bank money market accounts, short-term certificates of deposit issued by a bank having a net worth of at least $10,000,000 or short-term securities issued or guaranteed by the United States government. The following securities shall not be permissible investments: (a) money market funds; (b) corporate equity or debt securities; (c) repurchase agreements; (d) banker's acceptances; (e) commercial paper; and (f) municipal securities. Investments shall begin earning interest on the first business day following the date upon which Escrowed Contributions are deposited by the Agent. All interest earned on Escrowed Contributions ("Escrowed Interest") shall be reinvested in the same manner as the Escrowed Contributions.

         4. Conditions to Release of Escrowed Contributions. The obligation of the Agent to make disposition of, and the right of the Partnership to receive Escrowed Contributions and Escrowed Interest, shall be subject to the following conditions:

                           (a) A minimum of 12,000 Units shall have been subscribed for (the "Minimum Offering") and the Agent shall be holding (or shall have previously held) Escrowed Contributions representing the Minimum Offering as of a date 10 business days prior to the Closing Date (the "Minimum Offering Date").

                           (b)  On  the  Closing  Date  there  shall  have  been
         furnished to the Agent a certificate dated as of such date (the "Certificate"), executed by the President or a Vice President of the General Partner, and by the General Partner on behalf of the Partnership, stating:

                                    (i) that the Escrowed Contributions held (or
                  previously held) by the Agent represent the sale of not less than the Minimum Offering; and

                               (ii) that the General  Partner has complied  with
                  all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

                           (c) In addition to the Certificate, two days prior to the Closing Date there shall have been furnished to the Agent instructions (the "Instructions"), executed by the President or a Vice President of the Selling Agent, and by the General Partner on behalf of the Partnership, stating:

                                (i) the  date  and  time  of  the  Closing  Date
                  and the place and designated accounts to which the Escrowed Contributions shall be transmitted in accordance with Section 5;

                               (ii) the  amount of the Sales  Commissions  to be
                  paid to the Selling Dealers on the Closing Date and the designated accounts to which such amount shall be transmitted;

                              (iii) the amount of the  Dealer-Manager  Fee to be
                  paid to the Selling Agent on the Closing Date and the designated account to which such amount shall be transmitted; and

                               (iv) the  amount  of  Escrowed  Interest  and the
                  designated account to which such amount shall be transmitted.

                           (d) In no event shall Escrowed Contributions be released until such funds have cleared the banking system.

         5. Disposition of Escrowed Contributions and Escrowed Interest. The Agent shall make disposition of the Escrowed Contributions and any Escrowed Interest as follows:

                           (a) If, prior to the Termination Date, the Agent has been provided with the Certificate, on such dates and at such times and places as shall be stated in the Instructions, the Agent shall deliver to the Partnership, by wire transfer in immediately available funds to an account designated in the Instructions, an amount equal to the aggregate amount of the Escrowed Contributions held in the Escrow Account as of the Minimum Offering Date, less the amounts to be transferred by the Agent pursuant to Sections 5(b), (c) and (d) below.

                           (b) On the Closing Date, the Agent shall deliver to the Selling Dealers, by wire transfer in immediately available funds, to accounts designated in the Instructions, an amount equal to the Sales Commissions payable to the Selling Dealers with respect to the aggregate amount of Escrowed Contributions to be delivered to the Partnership on such Closing Date.

                           (c) On the Closing Date, the Agent shall deliver to the Partnership, by wire transfer in immediately available funds, to the account specified in the Instructions, an amount equal to the Escrowed Interest with such amount to be remitted by the Partnership to Subscribers on a pro rata basis based upon the time such Subscriber's Contributions have been held in the Escrow Account.

                           (d) On the Closing Date, the Agent shall deliver to the Selling Agent, by wire transfer in immediately available funds, to an account designated in the Instructions, an amount equal to the Dealer-Manager Fee payable to the Selling Agent with respect to the aggregate amount of Escrowed Contributions to be delivered to the Partnership on such Closing Date.

                           (e) The Offering will commence on the date of the Prospectus and is expected to terminate 24 months after that date subject to re-registration with applicable state securities administrators, if required, after the initial 12 months. If, by the Termination Date, the Agent has not been provided with the Certificate or has received a notice from such parties that the Offering has otherwise been terminated prior to such time, then any Escrowed Contributions will be released from escrow and returned to the Subscribers, together with any interest earned thereon. In this event, the amount of interest distributable to each Subscriber shall be determined by the Selling Agent by applying the weighted average per diem rate of interest to each Subscriber's Contribution for the period of time beginning on the day such Subscriber's Contribution was invested by the Agent and ending on the date escrow is terminated. This information shall be provided to the Agent in writing in order to facilitate the Agent's issuance of Forms 1099 in accordance with
         Section 5(h).

                           (f) Contributions deposited in the Escrow Account may not be withdrawn by Subscribers. If a Subscriber's Subscription Agreement is rejected by the General Partner for any reason, such Subscriber's Contribution will be promptly returned, together with any interest earned thereon computed by the Selling Agent as provided in
         Section 5(e).

                           (g) On or before the Closing Date, the Selling Agent shall deliver to the Agent a certificate of its authorized officer stating that the Selling Agent or the Selling Dealers have received confirmation of the tax identification number or social security number, in accordance with the then applicable requirements of the Internal Revenue Service, from each of the Persons to be admitted as holders of Units on such Closing Date.

                           (h) If the Minimum Offering is achieved, the Selling Agent shall include the distribution of Escrowed Interest to the Subscribers as a distribution to be reported to each Subscriber on a Form K-1. If the Minimum Offering is not achieved, the Agent shall provide to each Subscriber a Form 1099 setting forth the amount of Escrowed Interest paid to that Subscriber.

                  6. Maintenance of Records. The Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of the Escrow Account, or as may reasonably be requested by the General Partner at any time or from time to time before such termination, the Agent shall provide the Partnership with a complete copy of such records, certified by the Agent to be a complete and accurate account of all such transactions as of the date thereof. The authorized representatives of the General Partner shall also have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Agent.

                  7.       Exculpation and Indemnification of Agent.

                           (a) The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to any party hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to in
         Section 12(b) and except for instructions given to the Agent by another party hereto relating to the Escrow Account, the Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                           (b) The Agent shall not be liable to any other party hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for fraud, negligence or willful misconduct. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

                           (c) The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received or held by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement, other than on behalf of or in the name of the Agent. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to any other party hereto or to anyone else for any loss that may be incurred by reason of any investment of any monies that it holds hereunder.

                           (d) The Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption; provided, however, that the Agent shall be liable for any such liability resulting from its own fraud, negligence or willful misconduct.

                           (e) To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 7(f).

                           (f) The Agent shall be indemnified and held harmless by the Partnership and the General Partner from and against any and all expenses, including counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, that in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies; provided, however, that if the Agent has been determined to be guilty of fraud, negligence or willful misconduct, the Agent shall not be entitled to indemnification hereunder. Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; the failure by the Agent to give such notices shall relieve such other parties from any liability that such parties may have to the Agent under this Section 7(f) as to the particular item for which indemnification is being sought, but not from any other liability that any of them may have to the Agent. Each of the other parties hereto will be entitled to participate in the defense of any action, suit or proceeding for which indemnification is sought hereunder and, to the extent any of them so desires, jointly with any of the other parties hereto, to assume such defense, with counsel who shall be reasonably satisfactory to the Agent, and after notice from any of the other parties hereto to the Agent of such party's election so to assume such defense, none of the other parties hereto will be liable to the Agent under this Section 7(f) for any legal or other expenses subsequently incurred by the Agent in connection with such defense other than reasonable costs of investigation.

                  8. Compensation of Agent. The Agent shall be entitled to reasonable compensation for the services rendered by it hereunder, as set forth on Exhibit A. The Agent shall also be entitled to reimbursement by the Partnership for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

                  9. Further Assurances. From time to time on and after the date hereof, the other parties hereto shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                  10.      Termination of Agreement and Resignation of Agent.
                           (a) This Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 7 and 8 shall survive the termination hereof.

                           (b) The Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the other parties hereto at least 60 days' notice thereof. The General Partner or the Selling Agent may remove the Agent at any time by giving to the other parties hereto at least 30 days' notice thereof. As soon as practicable after its resignation or removal, the Agent shall turn over to a successor escrow agent appointed by the other parties hereto all monies and property held hereunder upon presentation of the document appointing the successor escrow agent and its acceptance thereof. If no successor escrow agent is so appointed within the 60-day period following such notice of resignation or the 30-day period following such notice of removal, the Agent may deposit the aforesaid monies and property with any court in the City of Denver, State of Colorado, it deems appropriate. If the Agent is removed, it shall be entitled to (i) the full payment of its flat fee,
          (ii)  compensation  for  services  rendered  prior to such removal and
          (iii) out-of-pocket expenses incurred prior to such removal, all as set forth on Exhibit A.

                  11. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand, first-class mail or overnight express, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner:

                  To the Agent:

                           Bank One, Colorado, N.A.
                           Attention: Debra Rayman
                           1125 17th Street, Fourth Floor
                           Denver, Colorado 80202

                  To the Partnership:

                           Capital Preferred Yield Fund - V, L.P.
                           Attention:  Mr. John F. Olmstead
                           7175 W. Jefferson Avenue, Suite 4000
                           Lakewood, Colorado 80235

                  To the General Partner:

                           CAI Equipment Leasing VI Corp.
                           Attention:  Mr. John F. Olmstead
                           7175 W. Jefferson Avenue, Suite 4000
                           Lakewood, Colorado 80235

                  To the Selling Agent:

                           CAI Securities Corporation
                           Attention:  Mr. John F. Olmstead
                           7175 W. Jefferson Avenue, Suite 4000
                           Lakewood, Colorado 80235

                  12.      Miscellaneous.

                           (a) All amounts referred to herein are expressed in United States dollars and all payments by the Agent shall be made in such dollars.

                           (b) This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and the other parties hereto.

                           (c) This Agreement shall be governed by and construed
         in accordance with the laws of the State of Colorado. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigation made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.


                  IN WITNESS WHEREOF, the Partnership, the General Partner, the Selling Agent and the Agent have executed this Escrow Agreement as of the date set forth above.

CAPITAL PREFERRED YIELD FUND - V, L.P.,
a Delaware limited partnership

By: CAI EQUIPMENT LEASING VI CORP.,
    a Colorado corporation and
    Its General Partner


By:
    ---------------------------------------------
    John F. Olmstead, President

CAI EQUIPMENT LEASING VI CORP.



By:
    ---------------------------------------------
    John F. Olmstead, President



CAI SECURITIES CORPORATION



By:
    --------------------------------------------
    John F. Olmstead, Senior Vice
    President


BANK ONE, COLORADO, N.A.



By:
   ---------------------------------------------
Title:
      -------------------------------------

                      CAPITAL PREFERRED YIELD FUND-V, L.P.
                               ESCROW FEE SCHEDULE



Escrow fee (payable in advance;
         assumes escrow period of
         90 days or less)                                         $2,000.00

         Additional escrow fee if escrow extends
         beyond initial 90-day period (payable
         annually or any portion thereof)                         $3,000.00

Each disbursement event                                           $  100.00

Issuance of 1099's - per tax form                                 $   15.00

Return of funds to subscribers, each check                        $   10.00

Out-of-pocket expenses (including legal, taxes,
         extraordinary administration)                            At cost


Date:                   , 1997
      --------------- --